UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: October 24, 2013

(Date of earliest event reported)

Callidus Software Inc.

(Exact name of registrant as specified in its charter)

CA	000-50463	77-0438629
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification Number)

6200 Stoneridge Mall Road, Suite 500
Pleasanton, California	94588
(Address of principal executive offices)	(Zip Code)

(925) 251-2200

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02                                                                                           Unregistered Sales of Equity Securities.

On October 24, 2013, Callidus Software Inc. (“Company”) entered into a privately negotiated agreement with a holder of the Company’s issued and outstanding 4.75% Convertible Senior Notes due 2016 (“Notes”), under which the Company agreed to issue an aggregate of 1,251,215 shares of its common stock, par value $0.001 per share (“Shares”), in exchange for $9,650,000 in aggregate principal amount of Notes held by the exchanging holder.  The Shares issued in this transaction equals the number of shares of common stock presently issuable upon conversion of the Notes held by the exchanging holder under the original terms of the Notes.  In connection with this transaction, the Company paid the holder of the Notes a negotiated market-based premium in cash. The transactions provided in the agreement closed October 25, 2013, and the issuance of Shares pursuant to the foregoing transaction was made in reliance on Section 4(2) of the Securities Act of 1933, as amended.

The Company evaluates its capital structure alternatives from time to time. The foregoing transaction reflects the Company’s opportunistic approach to reducing outstanding indebtedness and corresponding cash interest payments, and simplifying the Company’s capital structure, as favorable exchange terms are available.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 28, 2013	CALLIDUS SOFTWARE INC.

	By:	/s/ Bob L. Corey
Bob L. Corey
Senior Vice President, Chief Financial Officer